                                                                         Exhibit
                                                                        (d)(xiv)
September 25, 2007

Randall W. Merk
President and Chief Executive Officer
Charles Schwab Family of Funds
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab CA AMT Tax-Free Money Fund

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the above-named fund, as noted in the table below and described in the fund's registration statement filed with the Securities and Exchange Commission.


FUND                                  PROPOSED OER CAP AND EXPIRATION DATE

SCHWAB CA AMT TAX-FREE MONEY FUND     0.45 bps for so long as the
       Value Advantage Shares         investment adviser serves as the
                                      adviser to the fund



Sincerely,


/s/ George Pereira                    /s/ Carolyn Stewart
------------------                    -------------------
George Pereira                        Carolyn Stewart
Senior Vice President and             Vice President
Chief Financial Officer               Product Strategy and Product
Charles Schwab Investment             Management
Management, Inc.                      Charles Schwab & Co., Inc.


cc:   Clinton, Michael
      Felton, Koji
      Gao, Zuogang
      Loh, Anna
      Hand, Gregory
      Norman, Jen
      Passaglia, Donna
      Pereira, George
      Pierce, Jim
      Stewart, Carolyn
      Stuart, Jody